                                                                    EXHIBIT 10.3


                             CONVERTIBLE DEBENTURES
                             ----------------------
                             AND WARRANTS AGREEMENT
                             ----------------------


         THIS CONVERTIBLE DEBENTURE AND WARRANTS AGREEMENT (this "AGREEMENT"), dated June 30, 2003, is entered into by and between US DATAWORKS, INC., a Nevada corporation (the "COMPANY"), and Societe Financiere Privee, S.A., a corporation of Switzerland ("SFP")

         WHEREAS, the Company desires to sell, and SFP agrees to purchase, one or more debentures (each, a "DEBENTURE"). The Debenture will be subject to the terms and conditions set forth herein and in the Debenture, substantially in the form attached hereto as EXHIBIT A.

         WHEREAS, as an inducement to SFP to purchase the Debenture, the Company wishes to grant SFP warrants (the "WARRANTS") entitling it to purchase common stock of the Company ("COMMON STOCK") at the exercise price described herein and in the Warrants, substantially in the form attached hereto as EXHIBIT B.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the following meanings:

         "MATURITY DATE" means June 30, 2004.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          "LIEN" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset.

         "MATERIAL ADVERSE EFFECT" means any change, violation, inaccuracy, circumstance or effect that is materially adverse to the business, properties, assets (including intangible assets), liabilities, capitalization or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (i) any occurrences relating to the economy of the United States in general and (ii) changes in trading prices for the Company's securities or for securities in general.

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "SEC DOCUMENTS" means the Company's periodic reports filed with the Securities and Exchange Commission (the "SEC").

         "SUBSIDIARY" means a Person, whether incorporated or unincorporated, of which (i) more than fifty percent (50%) of the securities or other ownership interests, or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent (50%) of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

         2. CONVERTIBLE DEBENTURE AND WARRANTS.

         2.1 CONVERTIBLE DEBENTURE.

                  (a) SFP shall purchase from the Company a debenture ("DEBENTURE"), substantially in the form attached hereto as EXHIBIT A. SFP shall purchase the initial Debenture by paying the Company a purchase price (the "PURCHASE PRICE") in cash of five hundred thousand dollars ($500,000) from the proceeds of the sale of the Common Stock issued upon its conversion of 100,000 shares of its US Dataworks Series A Preferred Stock ("SERIES A STOCK") on May 20, 2003.

                  (b) All subsequent purchases of Debentures shall be initiated by the Company, in its sole discretion, by giving written notice to SFP, requesting SFP to purchase a Debenture pursuant to this Agreement (a "DEBENTURE PURCHASE REQUEST"). SFP shall use its commercially reasonable best efforts to secure the net proceeds required to satisfy the Company's Debenture Purchase Request, PROVIDED HOWEVER, that (with the exception of the initial Debenture purchase described in subsection (a), above) no more than sixty percent (60%) of the net proceeds from SFP's sale of Series A Stock.

                  (c) The form of the Debenture will include:

                           (1) the Purchase Price shall be a twelve percent
(12%) discount to the face value of the Debenture (I.E., a Purchase Price of $88 purchases a Debenture with a face value of $100);

                           (2) the Debenture shall bear five percent (5%)
interest PER ANNUM ("INTEREST") payable semi-annually;

                           (3) SFP may convert all or any portion of the
outstanding principal balance (and all of any portion of accrued but unpaid Interest) of the Debenture into Common Stock voluntarily at any time;

                           (4) on June 30, 2004 (the "MATURITY DATE"), SFP may
demand all of the outstanding principal balance and any accrued and unpaid Interest be due and payable;

                           (5) the conversion price ("CONVERSION PRICE") shall
be the closing bid price for the Company's Common Stock as listed on the American Stock Exchange (or any other national securities exchange upon which the Company's common stock is primarily listed) on the trading day immediately before the date of conversion; and

                           (6) the Company may redeem the Debenture at any time
without penalty.

         (d) The Company shall not issue Common Stock upon conversion of the Debenture if such issuance, when added to the number of shares of Common Stock issued by the Company upon exercise of the Warrants (if any), would equal or exceed twenty percent (20%) of the total number of Common Stock issued and outstanding on the date of such conversion without first obtaining the approval of is voting shareholders to such issuance in accordance with the rules of the American Stock Exchange or any other market rules with which the Company shall be required to comply at the time of such conversion.

         2.2 WARRANTS. The Company shall grant warrants ("WARRANTS"), substantially in the form attached hereto as Exhibit B, to SFP entitling the holder to exercise such Warrants for the purchase of Common Stock. The Company shall grant SFP one thousand (1,000) Warrants for every ten thousand dollars ($10,000) of Purchase Price paid to the Company. The exercise price ("EXERCISE PRICE") for the Warrants shall be one hundred twenty-five percent (125%) of the average closing bid price for the 10 trading days immediately prior to each Closing, subject to the anti-dilution provisions set forth in the Debenture.

         2.3 CLOSING. The consummation of the initial Debenture purchase (the "CLOSING") shall take place at the offices of the Company, 5301 Hollister Road, Suite 250, Houston, TX 77040, on June 30, 2003, or at such other time and place as the Company and SFP mutually agree in writing. All subsequent Debenture purchases (each, a "CLOSING"; collectively, the "CLOSINGS") shall take place at such the time and place as the Company and SFP mutually agree in writing. The date on which each Closing takes place is referred to as a "CLOSING DATE." At the Closing of each Debenture purchase, the Company shall deliver to SFP a duly executed Debenture and a duly executed Warrants, with each to be registered in the name of SFP or in the name of a nominee designated by SFP. All Purchase Price proceeds shall be sent to the Company via wire transfer per the following wire transfer instructions:

                           SOUTHWEST BANK OF TEXAS, N.A.
                           HOUSTON, TEXAS 77227
                           ABA #    113011258
                           FOR CREDIT TO:
                           US DATAWORKS, INC.
                           ACCOUNT #    0003260410

         3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, SFP, except as otherwise disclosed in the SEC Documents, the following representations and warranties in their entirety:

         3.1 ORGANIZATION AND QUALIFICATION. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. The Company is qualified as a foreign corporation and is in good standing in all states where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

         3.2 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance and delivery of the Debenture and Warrants has been taken or will be taken on or prior to the Closing. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

         3.3 VALID ISSUANCE. The Debenture, the Warrants and the shares of Common Stock issuable upon conversion of the Debenture and exercise of the Warrants (collectively, the "SECURITIES") have been duly authorized and, when issued, sold and delivered to SFP after payment therefore in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and, assuming the accuracy of the representations and warranties of SFP set forth
Article 4 of this Agreement, will be issued in compliance with all applicable federal and state securities laws and will be free of all Liens or other encumbrances other than as set forth in the legends contained in Section 5.1 of this Agreement.

         3.4 NO MATERIAL ADVERSE CHANGE. Except as set forth in the Company's SEC Documents (a) there has been no material adverse change in the business, properties, results of operations or financial condition of the Company, whether or not arising in the ordinary course of business, and (b) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         3.5 ACCESS TO INFORMATION. Prior to the Closing, the Company will provide to SFP and its professional representatives such information as such Persons from time to time may reasonably request with respect to the Company and prior to the Closing shall permit SFP and its professional representatives reasonable access, during regular business hours and upon reasonable notice, to the properties, books and records of the Company as SFP from time to time may reasonably request.

         3.6 PRIVATE OFFERING

         3.7 . Neither the Company nor any authorized Person acting on its behalf has, in connection with the offer, sale, exchange or issuance of the Securities, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering, sale, exchange or issuance of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing Date make, directly or indirectly, any offer or sale of the Securities, or of securities of the same or similar class as the Securities if, as a result, the offer and sale contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in section 2(3) of the Securities Act.

         4. SFP HEREBY REPRESENTS AND WARRANTS TO THE COMPANY THAT:

         4.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be purchased by SFP will be acquired for investment for SFP's own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and SFP has no present intention of selling, granting any participation in, or otherwise distributing the same. SFP is not a party to any contract, undertaking, agreement or arrangement with any Person to sell, transfer or otherwise dispose of any of the Securities purchased by it.

         4.2 RELIANCE UPON SFP'S REPRESENTATIONS. SFP understands that the issuance and sale of the Securities will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D and/or section 4(2) thereof, and that the Company's reliance on such exemption is based on each SFP's representations set forth herein. SFP realizes that the basis for the exemption may not be present if, notwithstanding such representations, SFP has in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. SFP has no such present intention.

         4.3 RECEIPT OF INFORMATION. SFP has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Securities and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 3 of this Agreement or the right of SFP to rely thereon.

         4.4 INVESTMENT EXPERIENCE. SFP is experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         4.5 ACCREDITED INVESTOR. SFP is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         4.6 RESTRICTED SECURITIES. SFP understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, SFP is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.

         5. RESTRICTED TRANSFERABILITY AND PIGGYBACK REGISTRATION RIGHTS.

         5.1 LEGENDS. Each certificate or other document evidencing the Securities or Common Stock issuable upon conversion of the Debenture or exercise of the Warrant shall be endorsed with the legends set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, the Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

                  (a) The following legend under the Act:

         "THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE."

                  (b) Such other legends as may be required under state securities laws.

         5.2 PIGGYBACK REGISTRATION RIGHTS. Should the Company propose to register any of its Common Stock under the Securities Act for any reason other than a registration of securities with respect to its employee benefit plans, the Company shall, at such time, promptly give SFP ten (10) days' advance written notice of such registration ("REGISTRATION NOTICE"). Only in the instance where SFP has given the Company written notice, within five (5) days of its receipt of the Registration Notice, directing the Company NOT to register all of its Common Stock issued from conversion of the Debentures and exercise of the Warrants, the Company shall otherwise cause to be registered under the Securities Act all of SFP's outstanding Common Stock issued from conversion of the Debentures and exercise of the Warrants, subject to any adjustment or cutbacks made by the Company's underwriter in its sole discretion. SFP agrees to promptly return to the Company any shareholder questionnaire or other documentation the Company may require SFP to submit as required under federal and state securities laws. The Company's obligations pursuant to this Section
5.2 shall terminate on the earlier to occur of: (a) the second anniversary of the date of issuance of the Common Stock upon conversion of the Debenture and
(b) such time when all Common Stock held by SFP may be sold pursuant to Rule 144 under the Securities Act during any three (3) month period.

         6. INDEMNIFICATION.

         6.1 INDEMNIFICATION OF SFP. The Company agrees to indemnify and hold harmless SFP (and each person, if any, who controls SFP within the meaning of section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which SFP (or such person, if any, who controls SFP within the meaning of section 15 of the Securities Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) a material breach of any term of this Agreement, the Debentures and the Warrants, or (ii) the material breach of any representation, warranty or covenant of this Agreement, the Debentures and the Warrants. The Company will reimburse SFP (and each person, if any, who controls SFP within the meaning of section 15 of the Securities Act) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon the breach by any Investor to comply with its representations, warranties, covenants and agreements contained in this Agreement.

         6.2 INDEMNIFICATION OF THE COMPANY. The Investor agrees to indemnify and hold the Company harmless from and against any losses, claims, damages or liabilities to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon a material breach of any representation, warranty or covenant of this Agreement, the Debentures and the Warrants. The Investor will reimburse the Company for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Investor shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon the breach by the Company to comply with its representations, warranties, covenants and agreements contained in this Agreement.

         7. MISCELLANEOUS.

         7.1 REASONABLE EFFORTS; OTHER ACTIONS. Subject to the terms and conditions herein provided and applicable law, the Company and SFP shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         7.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 30, 2003. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

         7.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor SFP shall assign this Agreement or any rights hereunder or delegate any duties hereunder without the prior written consent of the other except as otherwise provided herein.

         7.4 NOTICES. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon Personal delivery to the party to be notified, or when sent by Facsimile (with receipt confirmed and promptly confirmed by Personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):


       If to the         US Dataworks, Inc.            If to SFP:   Societe Financiere Privee
       Company:          5301 Hollister Road                        3, Rue Maurice
                         Suite 250                                  CH-1204 Geneve
                         Houston, Texas  77040                      ATTN : Riccardo Mortara
                         ATTN:  Charles Ramey                       Fax : (41) 22.818.31.00
                         Fax:    (713) 934-8192                     Tel. : (41) 22.818.31.31
                         Tel.:   (713) 934-3854                     email : mortara@sfseujet.com

       With a copy to:  Pillsbury Winthrop LLP         With a       Bridgewater Capital Corporation
                        2550 Hanover Street            copy to:     610 Newport Center Drive, Suite 830 Newport
                        Palo Alto, CA 94304                         Beach, CA 92660
                        ATTN:  John J. Figone, Esq.                 ATTN: Urban Smedeby, Jack Thomsen
                        Fax:   (650) 233-4545                       Fax:   (949) 729-4667
                        Tel.:   (650) 233-4613                      Tel.:   (949) 729-4666


         7.5 SURVIVAL. All representations and warranties contained or provided for herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party benefiting from any such representation or warranty, and shall survive the Closing to the extent of applicable statutes of limitations.

         7.6 AMENDMENTS AND WAIVERS. This Agreement may be amended or modified only by a written instrument signed by the Company and SFP hereunder. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         7.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         7.8 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof. If any provision in this Agreement directly conflicts with any provision in the Debenture, Security Agreement or Warrants, the provision in this Agreement will control, unless the context clearly indicates the parties intended the other provision to control.

         7.9 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Nevada (irrespective of its choice of law principles); provided, however, that neither this Agreement nor any provision hereof shall be construed for or against any party on the basis that such party drafted this Agreement or any provision hereof.

         7.10 COUNTERPARTS. This Agreement may be executed by facsimile copies and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

         7.11 FINDER'S FEE. A finder's fee equal to four percent (4%) of the Purchase Price of each Debenture purchased by SFP shall be paid by the Company to Bridgewater Capital Corporation, a California corporation ("BRIDGEWATER"), in common stock valued at the closing price of the trading day immediately before the corresponding Closing Date. The common stock issued to finder's fee shall be paid in not less than three (3) business days from the Company's receipt of the Purchase Price proceeds from SFP.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



   COMPANY                                    SFP
   -------                                    ---

   US DATAWORKS, INC.                         SOCIETE FINANCIERE PRIVEE, S.A.



   By:________________________               By:_______________________

   Name:_____________________                Name:_____________________

   Title:______________________              Title:_____________________

                                             Societe Financiere Privee
                                             3, Rue Maurice
                                             CH-1204 Geneve
                                             Fax : (41) 22.818.31.00
                                             Tel. : (41) 22.818.31.31
                                             email : mortara@sfseujet.com

                                    EXHIBIT A
                                    ---------

                                FORM OF DEBENTURE

                                    EXHIBIT B
                                    ---------

                                 FORM OF WARRANT